EXHIBIT 6
STATEMENT APPOINTING DESIGNATED FILER AND AUTHORIZED SIGNAtORies
DECEMBER 31, 2010
     The undersigned, David L. Yuan (the “Reporting Person”), hereby authorizes and designates Robert C. Bensky, Carla S. Newell, Patrick D. Reilly and Frederic D. Fenton (the “Designated Filer”), for so long as each is employed by TCMI, Inc. or its affiliates, to prepare and file on behalf of such Reporting Person individually, or jointly together with other reporting persons, any and all reports, notices, communications and other documents (including, but not limited to, reports on Schedule 13D, Schedule 13G, Form 3, Form 4 and Form 5) that such Reporting Person may be required to file with the United States Securities and Exchange Commission or with any regulatory body, including United States federal, state and self-regulatory bodies, with respect to the Reporting Person’s ownership of, or transactions in, the securities of any entity whose securities are beneficially owned (directly or indirectly) by such Reporting Person (collectively, the “Companies”).
     The Reporting Person hereby further authorizes and designates Robert C. Bensky, Carla S. Newell, Patrick D. Reilly and Frederic D. Fenton (each, an “Authorized Signatory”) to execute and file on behalf of such Reporting Person the Reports and to perform any and all other acts, which in the opinion of the Designated Filer or an Authorized Signatory may be necessary or incidental to the performance of the foregoing powers herein granted.
     The authority of the Designated Filer and each Authorized Signatory under this Document with respect to the Reporting Person shall continue until such Reporting Person is no longer required to file any Reports with respect to the Reporting Person’s ownership of, or transactions in, the securities of the Companies, unless earlier revoked in writing. The Reporting Person acknowledges that the Designated Filer and the Authorized Signatory are not assuming any of the Reporting Person’s responsibilities to comply with any United States federal or state law or with any regulations promulgated thereto.

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     In Witness Whereof, the undersigned has caused this Statement Appointing Designated Filer and Authorized Signatories to be effective as of December 31, 2010.
REPORTING PERSONS:

December 31, 2010	/s/ David L. Yuan
David L. Yuan

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